SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

CardioVascular BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250
Las Vegas, Nevada
(Address of Principal Executive Offices)

89134
(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events:

The Corporation held its Annual Meeting of Stockholders on May 19, 2008. A Definitive Notice and Proxy Statement was filed with the Securities and Exchange Commission on May 5, 2008 and sent to all stockholders of record as of March 31, 2008, there being 153,829,299 shares issued and outstanding and entitled to be voted at the meeting. There were two proposals on the ballot that were passed by the stockholders: 1) Re-election of the members of the Corporation’s Board of Directors; and 2) Ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2008. A copy of the Final Report of the Inspector of Election for the Annual Meeting of Shareholders May 19, 2008 is on file with the Corporation.

The results were as follows:

There were present in person or by proxy at said meeting 108,736,813 stockholder shares having voting rights, representing 71.5% of the total number of shares with voting rights outstanding and entitled to be voted at the meeting, representing a quorum.

1) Election of Directors:

Directors	For	Against	Abstain
Daniel C. Montano	97,574,193	0	11,162,620
Grant Gordon	97,906,543	0	10,830,270
John W. Jacobs	108,447,897	0	288,916
Mickael A. Flaa	107,591,380	0	1,145,433
Thomas Stegmann	108,604,815	0	131,998
Thomas L. Ingram	107,611,890	0	1,124,923
Robert Levin	107,590,027	0	1,146,786
Gary Abromovitz	108,164,627	0	572,186
Joong Ki Baik	107,416,880	0	1,319,933
Frederic Chanson	103,836,224	0	4,900,589

2) Ratification of Appointment of Singer Lewak Greenbaum & Goldstein LLP:

For	Against	Abstain
105,438,187	241,422	3,057,184

During a business presentation that followed the Annual Meeting of Stockholders on May 19, 2008, Management mentioned a possible joint venture with Collamatrix LLC for developing and commercializing bone repair treatments. The Corporation also explained the initiative to fund specific clinical trials through Development Agreements with Clinical Partnerships (sometimes referred to as “R&D Partnerships”). The Corporation would then advance the clinical trials, retain all intellectual property and pay a return on the invested amount through future revenues on drug products, if such products become commercialized and if the Corporation realizes cash receipts. In explaining cash difficulties the Corporation experienced in the recent past, Management indicated the Corporation's contract manufacturer, which is an affiliated company and the sole supplier of drug product, received an "eviction notice," which, more accurately, was a 3-day notice to pay or quit, which has since been paid and satisfied and that the Corporation experienced delays in payroll processing on two occasions. Of the Clinical Partnerships being formed which have agreed to contract with the Corporation in Development Agreements, Management noted one initiative is headed up by Philip Frey, Jr. who has executed a sponsorship agreement, one by Karen Wenk-Jordan who is in negotiations with the Corporation, both long-time investors in the Corporation, and one by Dr. H. Christopher Moore who has also executed a sponsorship agreement. In addition to the Clinical Partnerships, Management noted another possible joint venture opportunity in the area of dementia. Management stated the belief that the cash difficulties referred to above will be positively impacted by the Development Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: May 23, 2008	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer